UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2010

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IMPERIAL INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

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Delaware	1-7190	65-0854631
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1259 NW 21st Street

Pompano Beach, Florida 33069

(Address of principal executive offices and zip code)

(954) 917-4114

Registrant’s telephone number, including area code

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b) )

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c) )

Item 3.01

Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 25, 2010, Imperial Industries, Inc. (the “Company”) received a Letter from the NASDAQ Office of General Counsel, Hearings Department, that the Company’s shares will be suspended from trading on the NASDAQ Capital Market effective at the open of business on Wednesday, January 27, 2010 and that thereafter NASDAQ will file a Form 25 Notification of Delisting with the Securities and Exchange Commission.

As previously reported in the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on December 29, 2009, the Company had received a Staff Determination Letter from NASDAQ on December 23, 2009, rejecting the Company’s proposed plan to resolve its failure to comply with the minimum stockholders’ equity requirement of $2,500,000 as set forth in the NASDAQ Listing Rule 5550(b) as of September 30, 2009. Pursuant to applicable NASDAQ rules, the Company requested and was granted, a hearing from a NASDAQ Listing Qualification Panel on January 28, 2010 to request the continued listing of its common stock on the NASDAQ Capital Market, which stayed the delisting of its common stock. Also, the Company would have been able to present its views to the NASDAQ Listing Qualifications Panel at this hearing with respect to its additional deficiency of not holding an annual shareholders’ meeting in 2009.

On January 25, 2010, the Company determined to withdraw its appeal as it has become apparent it would not be able to provide a plan to the NASDAQ hearings panel suitable to meet the minimum requirements for the continued listing of its shares.

The Company has begun the process to have its shares of common stock quoted on the Over the Counter Bulletin Board following cessation of listing on the NASDAQ Capital Market. However, there can be no assurance when such shares will be eligible for obtaining quotes on the Over the Counter Bulletin Board, or if at all.

On January 26, 2010 the Company issued a press release announcing that it had received the above mentioned notice of suspension of trading and delisting of its shares from NASDAQ as a result of the Company’s determination to not appeal the delisting of its shares from NASDAQ due to its inability to meet the minimum requirements for continued listing. A copy of the Company’s press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

The following Exhibit is filed with this Report.

Exhibit	Description
99.1	Press Release issued by Imperial Industries, Inc. dated January 26, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERIAL INDUSTRIES, INC.

By:	/s/ HOWARD L. EHLER, JR.
Howard L. Ehler, Jr.
Chief Operating Officer

Dated:  January 26, 2010

INDEX TO EXHIBITS

Exhibit	Description
99.1	Press Release issued by Imperial Industries, Inc. dated January 26, 2010